Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS THIRD QUARTER 2016 RESULTS

New York, NY – November 9, 2016 – Overseas Shipholding Group, Inc. (OSG) (NYSE: OSG), a provider of oceangoing energy transportation services, today reported results for the quarter ended September 30, 2016.

Highlights

•	Time charter equivalent (TCE) revenues(A) for the third quarter of 2016 were $186.8 million, down 20% compared with the same period in 2015.

•	Net loss for the third quarter was $98.7 million, or $1.10 per diluted share, compared with net income of $173.4 million, or $1.79 per diluted share, in the third quarter of 2015. The decrease reflects the impact of pre-tax vessel impairment charges of $147.4 million recorded in the third quarter 2016.

•	Adjusted EBITDA(B) was $75.6 million, down 39% from $123.9 million in the same period in 2015.

•	Total cash(C) was $318.8 million as of September 30, 2016.

•	Prepayment of $75 million in principal amount of international subsidiary term loan.

•	Repurchased and retired $37 million in principal amount of unsecured notes.

•	Repurchased and retired $43 million of Class A warrants at an average share equivalent price of $10.22.

•	Board of Directors approves spin-off of International Seaways.

“I am very pleased with our third quarter results, where we generated $76 million of adjusted EBITDA despite challenging market conditions,” said Captain Ian T. Blackley, OSG’s president and CEO. “Looking to the future, we expect to complete the spin of International Seaways on November 30th with regular way trading commencing December 1st. We believe that two distinct public companies, operating in the Domestic and International markets will provide greater value for our shareholders, as each businesses will be able to fully focus on opportunities and attractive investments in each sector,” concluded Capt. Blackley.

Third Quarter 2016 Results

TCE revenues for the third quarter of 2016 were $186.8 million, a decrease of $46.8 million compared with the third quarter of 2015, primarily driven by lower daily rates earned by the International Flag fleet and the Jones Act ATBs, partially offset by an increase in revenue days resulting from fewer drydock and repair days in the current period. TCE revenues for the first nine months of 2016 were $639.4 million, a decrease of $51.0 million compared with the first nine months of 2015. Shipping revenues for the third quarter of 2016 were $195.0 million, a decrease of $46.8 million compared with the third quarter of 2015. Shipping revenues for the first nine months of 2016 were $660.2 million, a decrease of $60.6 million compared with the first nine months of 2015.

Operating loss for the third quarter of 2016 was $117.6 million, compared to operating income of $85.2 million in the third quarter of 2015. The decrease reflects the impact of vessel impairment charges of $147.4 million recorded in the current quarter, the decline in TCE revenues and an increase in depreciation and amortization expenses. Operating income for the first nine months of 2016 was $35.7 million, a decrease of $219.3 million compared with the first nine months of 2015.

A, B, CReconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Net loss for the third quarter of 2016 was $98.7 million, or $1.10 per diluted share, compared with net income of $173.4 million, or $1.79 per diluted share, in the third quarter of 2015. The decrease reflects the impact of pre-tax vessel impairment charges, lower TCE revenues, and increases in depreciation and amortization expenses, partially offset by lower interest expense. Net loss for the first nine months of 2016 was $18.1 million, or $0.22 per diluted share, compared with net income of $274.7 million, or $2.83 per diluted share, in the first nine months of 2015. Net income in the comparative 2015 periods included a one-time, non-cash income tax benefit of $150.1 million.

Adjusted EBITDA was $75.6 million for the quarter, a decrease of $48.3 million compared with the third quarter of 2015, driven by lower daily rates earned by the International Flag fleet and the Jones Act ATBs. Adjusted EBITDA was $315.3 million for the first nine months of 2016, a decrease of $53.0 million compared with the first nine months of 2015.

International Crude Tankers

TCE revenues for the International Crude Tankers segment were $50.2 million for the quarter, down 34% compared with the third quarter of 2015. This decrease was primarily due to a decline in VLCC and Aframax rates, with spot rates declining to $25,800 and $15,400 per day, respectively, resulting in a $32.4 million decline in TCE revenues. This decrease was partially offset by a 145-day increase in VLCC and Aframax revenue days resulting from fewer drydock and repair days. TCE revenues for the International Crude Tankers segment were $204.1 million for the first nine months of 2016, a decrease of $16.0 million compared with the first nine months of 2015. Shipping revenues for the International Crude Tankers segment were $53.5 million for the quarter, down 34% compared with the third quarter of 2015. Shipping revenues for the International Crude Tankers segment were $212.9 million for the first nine months of 2016, a decrease of $22.9 million compared with the first nine months of 2015.

International Product Carriers

TCE revenues for the International Product Carriers segment were $27.0 million for the quarter, down 46% compared with the third quarter of 2015. This decrease was primarily due to a decline in MR blended rates, with spot rates declining to $10,700 per day, resulting in a $18.5 million decline in TCE revenues. Also contributing was a 73-day decrease in MR revenue days, resulting primarily from the sale of an older vessel in July 2015, and a decline in LR2 spot rates to $18,000 per day, resulting in a combined $4.4 million decline in TCE revenues. TCE revenues for the International Product Carriers segment were $98.8 million for the first nine months of 2016, a decrease of $37.1 million compared with the first nine months of 2015. Shipping revenues for the International Product Carriers segment were $27.2 million for the quarter, down 46% compared with the third quarter of 2015. Shipping revenues for the International Product Carriers segment were $99.6 million for the first nine months of 2016, a decrease of $37.2 million compared with the first nine months of 2015.

U.S. Flag

TCE revenues for the U.S. Flag segment were $109.6 million for the quarter, up 2% compared with the third quarter of 2015, primarily due to a 113-day increase in revenue days resulting from fewer drydock and repair days and resulting in a $5.3 million increase in TCE revenues. Also contributing were higher daily rates earned by its non-Jones Act Product Carriers, which contributed $3.3 million of the total increase in revenue. These increases were largely offset by a $6.4 million decrease in TCE revenues as a result of lower average daily rates earned by its Jones Act ATBs and Product Carriers. TCE revenues for the U.S. Flag segment were $336.6 million for the first nine months of 2016, an increase of $2.1 million compared with the first nine months of 2015. Shipping revenues for the U.S. Flag segment were $114.2 million for the quarter, up 3% compared with the third quarter of 2015. Shipping revenues for the U.S. Flag segment were $347.6 million for the first nine months of 2016, comparable to the first nine months of 2015.

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Conference Call

The Company will host a conference call to discuss its third quarter 2016 results at 9:00 a.m. ET on Wednesday, November 9, 2016.

To access the call, participants should dial (888) 317-6016 for domestic callers and (412) 317-6016 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Wednesday, November 9, 2016 through 11:59 p.m. ET on Wednesday, November 16, 2016 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10095886.

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to securityholders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of spin-offs or certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Shipping Revenues:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Pool revenues	$42,854	$97,797	$200,088	$267,157
Time and bareboat charter revenues	114,518	111,120	360,964	328,816
Voyage charter revenues	37,579	32,835	99,101	124,808
	194,951	241,752	660,153	720,781

Operating Expenses:
Voyage expenses	8,136	8,164	20,721	30,348
Vessel expenses	72,241	70,448	212,293	207,966
Charter hire expenses	32,695	31,993	95,231	95,018
Depreciation and amortization	43,208	38,743	128,883	113,731
General and administrative	19,076	21,376	53,792	58,129
Technical management transition costs	-	-	-	40
Severance costs	2,238	-	2,238	5
(Gain)/loss on disposal of vessels and other property, including impairments	147,422	(3,185)	147,377	(4,258)
Total Operating Expenses	325,016	167,539	660,535	500,979
Income/(loss) from vessel operations	(130,065)	74,213	(382)	219,802
Equity in income of affiliated companies	12,488	10,978	36,078	35,220
Operating income/(loss)	(117,577)	85,191	35,696	255,022
Other expense	(5,079)	(1,963)	(3,104)	(1,842)
Income/(loss) before interest expense, reorganization items and income taxes	(122,656)	83,228	32,592	253,180
Interest expense	(20,126)	(29,191)	(63,337)	(86,691)
Income/(loss) before reorganization items and income taxes	(142,782)	54,037	(30,745)	166,489
Reorganization items, net	(5,732)	(1,420)	11,318	(6,344)
Income/(loss) before income taxes	(148,514)	52,617	(19,427)	160,145
Income tax benefit	49,775	120,737	1,288	114,548
Net (loss)/income	$(98,739)	$173,354	$(18,139)	$274,693

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,363,106	95,589,751	92,108,745	95,579,545
Diluted - Class A	89,363,106	95,599,243	92,108,745	95,598,816
Basic - Class B	-	1,320,094	712,976	1,320,459
Diluted - Class B	-	1,320,094	712,976	1,320,459

Per Share Amounts:
Basic and Diluted net income - Class A	$(1.10)	$1.79	$(0.22)	$2.83
Basic and Diluted net income - Class B	$-	$1.79	$3.32	$2.83
Cash dividends declared - Class A	$-	$-	$0.48	$-
Cash dividends declared - Class B	$-	$-	$1.56	$-

On December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015, received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date.

On June 13, 2016, the Company effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of common stock, par value $0.01 per share.

In accordance with the relevant accounting guidance, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect the above two changes in capital structure.

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Consolidated Balance Sheets

($ in thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$313,232	$502,836
Restricted cash	5,572	10,583
Voyage receivables	62,763	81,612
Income tax recoverable	1,031	1,664
Other receivables	3,657	7,195
Inventories, prepaid expenses and other current assets	18,037	20,041
Total Current Assets	404,292	623,931

Restricted cash - non current	-	8,989
Vessels and other property, less accumulated depreciation	1,846,615	2,084,859
Deferred drydock expenditures, net	68,506	95,241
Total Vessels, Deferred Drydock and Other Property	1,915,121	2,180,100

Investments in and advances to affiliated companies	363,282	348,718
Intangible assets, less accumulated amortization	46,767	50,217
Other assets	20,492	18,455
Total Assets	$2,749,954	$3,230,410

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$87,243	$91,233
Income taxes payable	1,955	13
Current installments of long-term debt	25,483	63,039
Total Current Liabilities	114,681	154,285

Reserve for uncertain tax positions	2,556	2,520
Long-term debt	956,260	1,223,224
Deferred income taxes	202,589	208,195
Other liabilities	58,999	61,698
Total Liabilities	1,335,085	1,649,922

Equity:
Total Equity	1,414,869	1,580,488
Total Liabilities and Equity	$2,749,954	$3,230,410

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Consolidated Statements of Cash Flows

($ in thousands)
	Nine Months Ended September 30,
	2016	2015
Cash Flows from Operating Activities:	(Unaudited)	(Unaudited)

Net (Loss)/Income	$(18,139)	$274,693
Items included in net (loss)/income not affecting cash flows:
Depreciation and amortization	128,883	113,731
Loss on write-down of vessels	147,422	-
Amortization of debt discount and other deferred financing costs	9,289	8,009
Compensation relating to restricted stock/stock unit and stock option grants	4,458	2,511
Deferred income tax benefit	(5,624)	(83,151)
Undistributed earnings of affiliated companies	(32,954)	(29,497)
Reorganization items, non-cash	5,392	225
Other – net	1,851	1,422
Items included in net (loss)/income related to investing and financing activities:
Gain on disposal of vessels and other property, net	(45)	(4,258)
Loss on repurchase of debt	3,873	-
Payments for drydocking	(10,239)	(38,269)
Bankruptcy claim payments	(7,136)	(7,916)
Deferred financing costs paid for loan modification	(8,273)	(6,187)
Changes in operating assets and liabilities	21,879	(19,778)
Net cash provided by operating activities	240,637	211,535

Cash Flows from Investing Activities:
Change in restricted cash	14,000	96,610
Expenditures for vessels and vessel improvements	(591)	(769)
Proceeds from disposal of vessels and other property	-	16,954
Expenditures for other property	(655)	(53)
Investments in and advances to affiliated companies	(987)	(153)
Repayments of advances from affiliated companies	18,500	25,000
Other – net	-	(8)
Net cash provided by investing activities	30,267	137,581

Cash Flows from Financing Activities:
Cash dividend paid	(31,910)	-
Payments on debt	(141,186)	(9,235)
Extinguishment of debt	(168,069)	(101,092)
Repurchases of common stock and common stock warrants	(119,343)	-
Net cash used in financing activities	(460,508)	(110,327)
Net (decrease)/increase in cash and cash equivalents	(189,604)	238,789
Cash and cash equivalents at beginning of year	502,836	389,226
Cash and cash equivalents at end of period	$313,232	$628,015

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended September 30, 2016 and the comparable period of 2015. Revenue days in the quarter ended September 30, 2016 totaled 6,560 compared with 6,337 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Spot	Fixed	Total	Spot	Fixed	Total
International Crude Tankers
ULCC
Average TCE Rate	$—	$44,850		$—	$39,000
Number of Revenue Days	—	92	92	—	92	92
VLCC
Average TCE Rate	$25,797	$40,034		$57,642	$—
Number of Revenue Days	569	145	714	648	—	648
Aframax
Average TCE Rate	$15,370	$—		$35,521	$—
Number of Revenue Days	643	—	643	564	—	564
Panamax
Average TCE Rate	$13,837	$21,140		$22,652	$15,522
Number of Revenue Days	415	271	686	347	362	709
Other Intl. Crude Tankers Revenue Days[1]	29	—	29	13	—	13
Total Intl. Crude Tankers Revenue Days	1,656	508	2,164	1,572	454	2,026
International Product Carriers
LR2
Average TCE Rate	$17,992	$—		$48,062	$—
Number of Revenue Days	92	—	92	92	—	92
LR1
Average TCE Rate	$15,312	$21,613		$23,959	$21,030
Number of Revenue Days	92	270	362	92	243	335
MR
Average TCE Rate	$10,690	$11,543		$22,258	$5,294
Number of Revenue Days	1,577	184	1,761	1,742	92	1,834
Total Intl. Product Carriers Revenue Days	1,761	454	2,215	1,926	335	2,261
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$28,416	$65,175		$—	$63,754
Number of Revenue Days	92	995	1,087	—	1,054	1,054
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$37,214	-		$26,220	$15,761
Number of Revenue Days	181	-	181	60	124	184
ATBs
Average TCE Rate	$—	$33,876		$—	$39,844
Number of Revenue Days	—	729	729	—	649	649
Lightering
Average TCE Rate	$58,387	$—		$65,020	$—
Number of Revenue Days	184	—	184	163	—	163
Total U.S. Flag Revenue Days	457	1,724	2,181	223	1,827	2,050
Total Revenue Days	3,874	2,686	6,560	3,721	2,616	6,337

1 Other International Crude Tankers revenue days consists of the company’s International Flag Lightering full service revenue days for the quarters ended September 30, 2016 and September 30, 2015.

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Fleet Information

As of September 30, 2016 and December 31, 2015, OSG’s owned and operated fleet totaled 79 International Flag and U.S. Flag vessels (62 vessels owned and 17 chartered-in). Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at September 30, 2016
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt[2]
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,775
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	555,504
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,093,054

LR2	1	1.0	—	—	1	1.0	109,999
LR1	4	4.0	—	—	4	4.0	297,710
MR	13	13.0	7	7.0	20	20.0	955,968
International Flag Product Carriers	18	18.0	7	7.0	25	25.0	1,363,677

Total Int’l Flag Operating Fleet	44	43.0	7	7.0	51	50.0	6,456,731

Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	62	59.0	17	17.0	79	76.0	7,438,397 and 864,800 cbm

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

2 Total Dwt is defined as the total deadweight of all 79 vessels.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

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(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2016	2015	2016	2015
TCE revenues	$186,815	$233,588	$639,432	$690,433
Add: Voyage Expenses	8,136	8,164	20,721	30,348
Shipping revenues	$194,951	$241,752	$660,153	$720,781

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
($ in thousands)
Net (loss)/income	$(98,739)	$173,354	$(18,139)	$274,693
Income tax benefit	(49,775)	(120,737)	(1,288)	(114,548)
Interest expense	20,126	29,191	63,337	86,691
Depreciation and amortization	43,208	38,743	128,883	113,731
EBITDA	(85,180)	120,551	172,793	360,567
Technical management transition costs	-	-	-	40
Severance costs	2,238	-	2,238	5
(Loss)/gain on disposal of vessels, including impairments	147,422	(3,185)	147,377	(4,258)
Loss on repurchase of debt	5,334	2,051	3,873	2,039
Other costs associated with repurchase of debt	85	-	302	-
Write-off of registration statement costs	-	3,082	-	3,493
Reorganization items, net	5,732	1,420	(11,318)	6,344
Adjusted EBITDA	$75,631	$123,919	$315,265	$368,230

(C) Total Cash

($ in thousands)	September 30, 2016	December 31, 2015

Cash and cash equivalents	$313,232	$502,836
Restricted cash	5,572	19,572
Total Cash	$318,804	$522,408

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